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                                                                    EXHIBIT 10.2

                                     FORM OF
                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT is made on this ____ day of _______, 2004, between MANHATTAN ASSOCIATES, INC., a Georgia corporation ("Manhattan") and ___________________ ("Indemnitee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Indemnitee is [an officer] [a member of the Board of Directors] of Manhattan and in such capacity performs a valuable service for Manhattan;

         WHEREAS, Manhattan's Bylaws authorize Manhattan to indemnify its [officers] [directors] in accordance with Section [14-2-851 (DIRECTORS)] [14-2-857 (OFFICERS)] of the Official Code of Georgia Annotated (the "Statute");

         WHEREAS, the Statute contemplates that contracts may be entered into between Manhattan and [its officers] [each of the members of its Board of Directors] with respect to indemnification; and

         WHEREAS, in order to encourage Indemnitee to continue to serve as [an officer] [a member of the Board of Directors] and to perform other designated services for Manhattan at its request, Manhattan has determined and agreed to enter into this Agreement with Indemnitee;

         NOW, THEREFORE, in consideration of Indemnitee's continued service as [an officer] [a director] of Manhattan and the performance of such other services as requested by Manhattan, the parties hereby agree as follows:

         1. INDEMNITY OF INDEMNITEE. Manhattan shall defend, hold harmless and indemnify Indemnitee to the full extent permitted by the provisions of the Statute, as currently in effect or as it may hereafter be amended, or by the provisions of any other statute authorizing or permitting such indemnification, whether currently in effect or hereafter adopted.

         2. ADDITIONAL INDEMNITY. Subject to the provisions of Section 3 hereof, Manhattan shall defend, hold harmless and indemnify Indemnitee in the event Indemnitee was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any such action, suit or proceeding brought by or in the right of Manhattan), by reason of the fact that he is or was [an officer] [a director] of Manhattan, or is or was serving at the request of Manhattan as a director, officer, employee, agent or consultant of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employment benefit plan), expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. For purposes of this Section 2, Indemnitee shall be considered to be serving under an employee benefit plan at the request of Manhattan if his duties to Manhattan also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

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         3.       LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to
Section 2 hereof shall be paid by Manhattan to the extent of any liabilities incurred in a proceeding in which Indemnitee is adjudged liable to Manhattan or is subjected to injunctive relief in favor of Manhattan:


                  (1) for any appropriation in violation of his duties, of any business opportunity of Manhattan;

                  (2) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (3)      for the types of liability set forth in O.C.G.A.
Section 14-2-832; or

                  (4) for any transaction from which Indemnitee received any improper personal benefit.

         4.       NOTIFICATION AND DEFENSE OF CLAIM.

                  (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against Manhattan under this Agreement, notify Manhattan of the commencement thereof, but the failure to so notify Manhattan will not relieve it from any liability which it may have to Indemnitee otherwise under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee so notifies Manhattan:

                           (i) Manhattan will be entitled to participate therein at its own expense; and

                           (ii) except as otherwise provided below, to the extent that it may desire, Manhattan may assume the defense thereof.

                  (b) After notice from Manhattan to Indemnitee of its election to assume the defense thereof, Manhattan will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Manhattan of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized in writing by Manhattan, (ii) Manhattan and Indemnitee shall reasonably conclude that there may be a conflict of interest between Manhattan and Indemnitee in the conduct of the defense of such action, or (iii) Manhattan shall not in fact have employed counsel to assume the defense of such action, in each of which case the reasonable fees and expenses of Indemnitee's counsel shall be paid by Manhattan.

                  (c) Manhattan shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. Manhattan shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither Manhattan nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement.


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         5.       PREPAYMENT OF EXPENSES. Unless Indemnitee otherwise elects, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by Manhattan in advance of the final disposition of such action, suit or proceeding upon receipt by Manhattan of a written affirmation of Indemnitee's good faith belief that his conduct does not constitute behavior of the kind described in Section 3 of this Agreement and a written undertaking by Indemnitee, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by Manhattan under this Agreement. At Indemnitee's election, such expenses shall be paid directly by Manhattan to the professionals, service providers or other persons from which they were incurred and not to Indemnitee as reimbursement for payments made by Indemnitee to such persons. In any event, any such payment is, and shall be deemed to be, a payment in the ordinary course of business pursuant to the preexisting terms of this Agreement, which Agreement terms and payments are a necessary and appropriate commitment and expense of Manhattan in order to secure the services of Indemnitee.

         6. CONTINUATION OF INDEMNITY. All agreements and obligations of Manhattan contained in this Agreement shall continue during the period in which Indemnitee is [an officer] [a member of the Board of Directors] of Manhattan and shall continue thereafter so long as Indemnitee shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Indemnitee was [an officer] [a director] of Manhattan or is or was serving at the request of Manhattan as a director, officer, employee, agent or consultant of another corporation, partnership, joint venture, trust or other enterprise.

         7. RELIANCE. Manhattan has entered into this Agreement in order to induce Indemnitee to continue as [an officer] [a member of the Board of Directors of Manhattan] and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

         8. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         9.       GENERAL.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Indemnitee.

                  (c) This Agreement shall be binding upon Indemnitee and upon Manhattan, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and permitted assigns and to the benefit of Manhattan, its successors and assigns.

                  (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:                                 MANHATTAN ASSOCIATES, INC.


By:                                         By:
   ------------------------------------        ---------------------------------

Name (Print):                               Title:
             --------------------------           ------------------------------

Date:                                       Date:
     ----------------------------------          -------------------------------



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